                                                                    EXHIBIT 99.8



                                   BLUE CROSS
                           AFFILIATE LICENSE AGREEMENT


         This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and Blue Cross of California ("Affiliate"), an affiliate of the Blue Cross Plan(s), known as WellPoint Health Networks Inc. ("Plan"), which is also a Party signatory hereto.

         WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

         WHEREAS, Plan and Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with: (i) health care plans and related services and administering the non-health portion of workers' compensation insurance, and
(ii) underwriting the indemnity portion of workers' compensation insurance, provided that Affiliate's total premium revenue comprises less than 15 percent of the sponsoring Plan's net subscription revenue.

This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Affiliate may not use the Licensed Marks and Name in its legal name and may use the Licensed Marks and Name in its Trade Name only with the prior consent of BCBSA.

         2.       QUALITY CONTROL

         A. Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.

         B. Affiliate agrees to comply with all applicable federal, state and local laws.

         C. Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

         D. Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Affiliate's rendering of service and use of the Licensed Marks and Name.

         E. As used herein, an Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)      If the Plan has 50 percent of the voting control of the Affiliate:

         (a) the Plan must have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Affiliate with which it does not concur;

         (b) the Plan must have at least equal control over the operations of the Affiliate;

         (c)      the Plan must concur in writing before the Affiliate can:

                  (i)      change its legal and/or trade names;

                  (ii)     change the geographic area in which it operates;

                  (iii) change the fundamental type(s) of business in which it engages;

                  (iv) take any action that Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

(2)      If the Plan has more than 50 percent voting control of the Affiliate:

         (a) the Plan must have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Affiliate with which it does not concur;

         (b) the Plan must have control over the policy and operations of the Affiliate.


         3.       SERVICE MARK USE

         A. Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Affiliate further recognizes that its actions within its Service area may affect the value of the Licensed Marks and Name nationwide.

         B. Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Affiliate shall inure to the benefit of BCBSA.

         C. Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

         D. If Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Affiliate's advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Affiliate shall observe the Service Area limitations applicable to Plan.

         E. Affiliate shall use its best efforts in the Service Area to promote and build the value of the Licensed Marks and Name.

         4.       SUBLICENSING AND ASSIGNMENT

         Affiliate shall not sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Affiliate.

         5.       INFRINGEMENT

         Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

         6.       LIABILITY INDEMNIFICATION

         Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Affiliate's rendering of services under the Licensed Marks and Name.

         7.       LICENSE TERM

         A. Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

         B. This Agreement and all of Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that Plan ceases to be authorized to use the Licensed Marks and Name.

         C. Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or (2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Affiliate and/or the Licensed Marks and Name.

         D. Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

         E. This Agreement and all of Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

         (1)      Affiliate shall no longer comply with item 2(E) above;

         (2) Appropriate dues, royalties and other payments for Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

         (3) Any of the following events occur: (i) a voluntary petition shall be filed by Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Affiliate, or (iii) an order for relief is entered against Affiliate in any case under the bankruptcy laws of the United States, or Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) the Department of Insurance or other regulatory agency assumes control of Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted against Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Affiliate or is not dismissed within sixty (60) days of the date upon which the pleading or other document commencing the action is served upon the Affiliate, or (viii) a trustee, interim trustee, receiver or other custodian for any of Affiliate's property or business is appointed.

         F. Upon termination of this Agreement for cause or otherwise, Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.

         G. Upon termination of this Agreement, Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association's Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

         H. In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Affiliate is a Larger Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply:

         (1) The Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

         (2) The Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Affiliate's role therein.

         (3) Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan's license agreement with BCBSA to use the Licensed Marks and Name, the Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or
(ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the capital benchmark formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business.

         (4) BCBSA shall have the right to audit the books and records of the Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verify compliance with this paragraph 7.H.

         (5) As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

         I. In the event the Affiliate is a Smaller Affiliate (as defined in Exhibit A), the Affiliate agrees to be jointly liable for the amount described in H.3. hereof upon termination of the BCBSA license agreement of any Larger Affiliate of the Plan.

         J. BCBSA shall be entitled to enjoin the Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan's license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan's license agreement upon the required 6 month written notice.

         K. BCBSA acknowledges that it is not the owner of assets of the Affiliate.

         L. In the event that the Plan has more than 50 percent voting control of the Affiliate under Paragraph 2(E)(2) above and is a Larger Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Blue Cross Plans which are Regular Members of BCBSA and three-fourths of the total then current weighted vote of all the Blue Cross Plans which are Regular Member Plans of BCBSA.

         8.       DISPUTE RESOLUTION

         The parties agree that any disputes between them or between or among either of them and one or more Plans or Affiliates of Plans that use in any manner the Blue Cross and Blue Shield Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan's License from BCBSA to use the Licensed Marks and Name as Exhibits 5, 5A and 5B as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

         9.       LICENSE FEE

         Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

         10.      JOINT VENTURE

         Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Affiliate or between either and BCBSA.

         11.      NOTICES AND CORRESPONDENCE

         Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

         12.      COMPLETE AGREEMENT

         This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by a writing executed by all parties hereto or by the vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.

         13.      SEVERABILITY

         If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

         14.      NONWAIVER

         No waiver by BCBSA of any breach or default in performance on the part of Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

                        THIS PAGE IS INTENTIONALLY BLANK.

         15.      GOVERNING LAW

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

         16.      HEADINGS

         The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

         IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.


BLUE CROSS OF CALIFORNIA

By: /s/  LEONARD D. SCHAEFFER
   ------------------------------------
         Leonard D. Schaeffer
Date:    August 1, 1997


WELLPOINT HEALTH NETWORKS INC.

By: /s/  LEONARD D. SCHAEFFER
   ------------------------------------
         Leonard D. Schaeffer
Date:    August 1, 1997



BLUE CROSS AND BLUE SHIELD ASSOCIATION

By: /s/ ROGER WILSON
   ------------------------------------

Date:    August 4, 1997
     ----------------------------------

EXHIBIT A



AFFILIATE LICENSE STANDARDS
March 1997

PREAMBLE



The standards for licensing affiliates are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each licensed Plan is required to use a standard affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed affiliate maintains compliance with the license standards.

The Affiliate License provides a flexible vehicle to accommodate the potential range of health and workers' compensation related products and services Plan affiliates provide. The Affiliate License collapses former health affiliate licenses (HCC, HMO, PPO, TPA, and IDS) into a single license using the following business-based criteria to provide a framework for license standards:

- Percent of affiliate controlled by parent: Greater than 50 percent or 50 percent?


-        Risk assumption: yes or no?

-        Medical care delivery: yes or no?

- Importance of the affiliate to the parent: If the affiliate has health or workers' compensation administration business, does such business constitute 15 percent or more (referred to as a "larger" affiliate) of the parent's and other licensed health subsidiaries' contract enrollment?

For purposes of definition:

- A "smaller affiliate:" (1) comprises less than fifteen percent (15%) of Plan's and its licensed affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed);* or (2) underwrites the indemnity portion of workers' compensation insurance and has total premium revenue less than 15 percent of the sponsoring Plan's net subscription revenue.

- A "larger affiliate" comprises fifteen percent (15%) or more of Plan's and its licensed affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed.)*

Conversion to the new license shall be:

-        For smaller affiliates:

         -        immediately for new applicants, and

         - January 1, 1996 for existing HMO, PPO, TPA and IDS licensees under fifteen percent (15%).

-        For larger affiliates:

         -        immediately for new applicants,

         - July 1, 1995 for existing health coverage carrier licensees, and - June 1996, for all other currently licensed affiliates presently at or over fifteen percent(15%).

Changes in affiliate status:

If ANY affiliate's status changes regarding: its Plan ownership level, its risk acceptance or direct delivery of medical care, the affiliate shall notify BCBSA within thirty (30) days of such occurrence in writing and come into compliance with the applicable standards within six (6) months.

If a smaller affiliate's health and workers' compensation administration business surpasses fifteen percent (15%) of the total contract enrollment of the Plan and licensed affiliates, the affiliate shall:

1. Within thirty (30) days, notify BCBSA of this fact in writing, including evidence that the affiliate meets the minimum liquidity and capital (BCBSA Capital Benchmark and state-established minimum reserve) requirements of the larger affiliate Financial Responsibility standard; and

2. Within six (6) months after surpassing the fifteen percent (15%) threshold, demonstrate compliance with all license requirements for a larger affiliate.

If an affiliate that underwrites the indemnity portion of workers' compensation insurance receives a change in rating or proposed change in rating, the affiliate shall notify BCBSA within 30 days of notification by the external rating agency.

-----------

*For purposes of this calculation,

The numerator equals:

Applicant affiliate's contract enrollment, as defined in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

The denominator equals:

Numerator PLUS Plan and all other licensed affiliates' contract enrollment, as reported in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

                        STANDARDS FOR LICENSED AFFILIATES

Each affiliate seeking licensure must answer all four questions. Depending on the affiliate's answers, certain standards apply:

1.   What percent of the affiliate is controlled by the parent Plan?

                           More than 50%                                                            50%


                          Standard 1A, 4                                                      Standard 1B, 4

                                  IN ADDITION,
2.   Is risk being assumed?

                                   Yes                                                             No

Affiliate underwrites     Affiliate comprises *     Affiliate comprises **    Affiliate comprises *        Affiliate comprises **
any indemnity portion     15% of total contract     15% of total contract     15% of total contract        15% of total contract
of workers'               enrollment of Plan and    enrollment of Plan and    enrollment of Plan and       enrollment of Plan and
compensation insurance    its licensed              its licensed              its licensed                 its licensed
                          affiliates, and does      affiliates, and does      affiliates                   affiliates
Standards 7A7E            not underwrite the        not underwrite the
                          indemnity portion of      indemnity portion of      Standard 2                   Standard 6H
                          workers' compensation     workers' compensation     (Guidelines 2.1,2.3)
                          insurance                 insurance

                          Standard 2                Standard 6H
                          Guidelines (2.1,2.2)


                                  IN ADDITION,
3.   Is medical care being directly provided?

                                Yes                                                                 No

                            Standard 3A                                                         Standard 3B


                                  IN ADDITION,
4. If the affiliate has health or workers' compensation administration business, does such business comprise 15% or more of the total contract enrollment of Plan and its licensed affiliates?

                                Yes                                                                 No


                          Standards 6A6I                            Affiliate is a former              Affiliate is not a former
                                                                     primary licensee                   primary licensee

                                                                     Standards 5,8,9                    Standards 5,8

*   less than
**  greater than or equal to

STANDARD 1 - ORGANIZATION AND GOVERNANCE

1A.)  The Standard for more than 50% Plan ownership is:

An affiliate shall be organized and operated in such a manner that it is controlled by a licensed Plan or Plans which have, directly or indirectly: 1) more than 50% of the voting control of the affiliate; and 2) the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the affiliate with which it does not concur; and 3) operational control of the affiliate.

1B.)     The Standard for 50% Plan ownership is:

An affiliate shall be organized and operated in such a manner that a licensed Plan or Plans have directly or indirectly:

1)       not less than 50% of the voting control of the affiliate; and

2) the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the affiliate with which it does not concur; and

3) at least equal direct or indirect control over the operations of the affiliate; and

4) sufficient authority so that changes in the following require the approval of the Licensed Plan or Plans:

         -        geographic operating area of the affiliate

         -        the legal and trade names of the affiliate

         -        the types of activity in which the affiliate engages

         - any action which would cause the affiliate to be in violation of the Standards applicable to Licensure by BCBSA.

STANDARD 2 - FINANCIAL RESPONSIBILITY

An affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming affiliate ceases operations for any reason, Blue Cross and/or Blue Shield Plan coverage will be offered to all affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming affiliate ceases operations for any reason, sponsoring Plan(s) will provide for services to its (their) customers.

STANDARD 3 - STATE LICENSURE/CERTIFICATION

3A.) The Standard for an affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:

An affiliate shall maintain unimpaired licensure or certification for its medical care providers to operate under applicable state laws.


3B.) The Standard for an affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:

An affiliate shall maintain unimpaired licensure or certification to operate under applicable state laws.

STANDARD 4 - CERTAIN DISCLOSURES

An affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of 1) the structure of the Blue Cross and Blue Shield System; and 2) the independent nature of every licensee; and 3) the affiliate's financial condition.

STANDARD 5 - REPORTS AND RECORDS FOR CERTAIN SMALLER AFFILIATES

For a smaller affiliate that does not underwrite the indemnity portion of workers' compensation insurance, the Standard is:

An affiliate and/or its licensed Plan(s) shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and affiliate.




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EXHIBIT A (CONTINUED)


STANDARD 6 - OTHER STANDARDS FOR LARGER AFFILIATES

Standards 6(A) - (I) that follow apply to larger affiliates.

Standard 6(A):  Board of Directors

An affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. An affiliate shall maintain a governing Board, which shall control the affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

Standard 6(B):  Responsiveness to Customers

An affiliate shall be operated in a manner responsive to customer needs and requirements.

Standard 6(C):  Participation in National Programs

An affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the affiliate's Service Area.

Such programs are applicable to licensees, and include:

         A.       Transfer Program;

         B.       National Account Equalization Program;

         C.       BlueCard Program;


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


EXHIBIT A (CONTINUED)


         D.       Inter-Plan Teleprocessing System (ITS); and

         E.       Inter-Plan Data Reporting (IPDR) Program.


Standard 6(D):   Financial Performance Requirements

In addition to requirements under the national programs listed in Standard 6C: Participation in National Programs, an affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.

Standard 6(E):  Cooperation with Plan Performance Response Process

An affiliate shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing affiliate performance problems identified thereunder.

Standard 6(F):  Independent Financial Rating

An affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA's Board of Directors for such purpose.

Standard 6(G):  Best Efforts

During each year, an affiliate shall use its best efforts in the designated Service Area to promote and build the value of the Blue Cross Mark.

Standard 6(H):  Financial Responsibility

An affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

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EXHIBIT A (CONTINUED)


Standard 6(I):  Reports and Records

An affiliate shall furnish to BCBSA on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between BCBSA and affiliate. Such reports and records are the following:

A)       BCBSA Affiliate Licensure Information Request; and

B) Biennial trade name and service mark usage material, including disclosure material; and

C) Changes in the ownership and governance of the affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in an affiliate's Board composition, or changes in the identity of the affiliate's Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care; and


D) Quarterly Financial Report including the Capital Benchmark Worksheet, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments); and

E) Quarterly Utilization Report, Quarterly Enrollment Report, Cost Containment Report, NMIS Quarterly Report.

Standard 6(J):  Control by Unlicensed Entities Prohibited

No affiliate shall cause or permit an unlicensed entity to obtain control of the affiliate or to acquire a substantial portion of its assets related to licensable services.

STANDARD 7 - OTHER STANDARDS FOR RISK-ASSUMING WORKERS' COMPENSATION AFFILIATES

Standards 7(A) - (E) that follow apply to affiliates that underwrite the indemnity portion of workers' compensation insurance.

Standard 7 (A):  Financial Responsibility

An affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 7(B):  Reports and Records

An affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the affiliate. Such reports and records are the following:

A.       BCBSA Affiliate Licensure Information Request; and

B. Biennial trade name and service mark usage materials, including disclosure materials; and

C. Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC's Risk-Based Capital Worksheets for Property and Casualty Insurers, and Annual Financial Forecast; and

D. Quarterly Financial Report, Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report, and Quarterly NMIS Report (for licensed health business only); and

E. Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports; and

F. Changes in the ownership and governance of the affiliate including changes in its charter, articles of incorporation, or bylaws, changes in an affiliate's Board composition, Plan control, state license status, operating area, the affiliate's Principal Officers or direct delivery of medical care.

Standard 7(C):  Loss Prevention

An affiliate shall apply loss prevention protocol to both new and existing business.

Standard 7(D):  Claims Administration

An affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.

Standard 7(E):  Disability and Provider Management

An affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.

STANDARD 8 - COOPERATION WITH AFFILIATE LICENSE PERFORMANCE RESPONSE PROCESS PROTOCOL

An affiliate and its Sponsoring Plan(s) shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing affiliate compliance problems identified thereunder.

STANDARD 9 - PARTICIPATION IN NATIONAL PROGRAMS BY SMALLER AFFILIATES

A smaller affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the affiliate's service area and be subject to certain relevant financial and reporting requirements.

EXHIBIT B

ROYALTY FORMULA FOR SECTION 9 OF THE
AFFILIATE LICENSE AGREEMENT

Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

FOR RISK PRODUCTS:

For affiliates not underwriting the indemnity portion of workers' compensation insurance:

An amount equal to its pro rata share of each sponsoring Plan's dues payable to BCBSA computed with the addition of the affiliate's subscription revenue and contracts arising from products using the marks. The payment by each sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

For affiliates underwriting the indemnity portion of workers' compensation insurance:

An amount equal to 0.35 percent of the gross revenue per annum of affiliate arising from products using the marks; plus, an annual fee of $5,000 per license for an affiliate subject to Standard 7.

FOR NONRISK PRODUCTS:

An amount equal to 0.24 percent of the gross revenue per annum of affiliate arising from products using the marks; plus:

1) An annual fee of $5,000 per license for an affiliate subject to Standard 6.

2)     An annual fee of $2,000 per license for all other affiliates.

The foregoing shall be reduced by one-half where both a BLUE CROSS(R) and BLUE SHIELD(R) License are issued to the same affiliate. In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.



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